UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2012 (January 26, 2012)

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On January 26, 2012, KiOR, Inc., (the “Company”), along with its wholly-owned subsidiary KiOR Columbus LLC (hereinafter, together with the Company, “KiOR”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with each of 1538731 Alberta Ltd. (“Alberta 1538731”) as agent and lender, 1538716 Alberta Ltd. (“Alberta 1538716” and collectively with Alberta 1538731, the “Alberta Lenders”) and KFT Trust, Vinod Khosla, Trustee (“Khosla” and collectively with the Alberta Lenders, hereinafter, the “Lenders”). Pursuant to the Loan and Security Agreement, the Alberta Lenders have made a term loan to KiOR in the principal amount of $50,000,000 and Khosla has made a term loan to KiOR in the principal amount $25,000,000, for a total of $75,000,000 in principal amount (the “Loan Advance”). A portion of the Loan Advance will be used to repay approximately $6,724,000 of existing outstanding indebtedness of the Company. The Loan Advance bears interest from the funding date at 16.00% per annum (the “Loan Interest Rate”).

Jagdeep Bachher, a director of the Company, is Deputy Chief Investment Officer, Change Management of Alberta Investment Management Corp. (“AIMCo”). AIMCo, whose sole shareholder is the Province of Alberta, Canada, is an institutional investment fund manager whose clients include certain pension, endowment and government funds in the Province of Alberta. Certain clients of AIMCo own the Alberta Lenders. Vinod Khosla is the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP (“KVAII”) and Khosla Ventures Associates III, LP (“KVA III”). KVA II and KVA III are the general partners of Khosla Ventures II, LP and Khosla Ventures III, LP, respectively, who are stockholders of the Company. Certain shares of Class A common stock of the Company are held by an entity affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) more than 60% of the outstanding shares of Class A common stock of the Company. Samir Kaul, a director of the Company, is also a member of KVA II and KVA III.

KiOR has agreed to pay interest on the Loan Advance in arrears on the first day of each month, beginning March 1, 2012. After the Company receives the NASDAQ Interpretation (as defined below), KiOR may elect payment of paid-in-kind interest, instead of cash interest, during the first twelve months during which the Loan Advance is outstanding. The Loan Advance is payable in 30 equal monthly installments of principal and interest starting on August 1, 2013 and continuing on the first day of each month thereafter until the entire Loan Advance has been paid in full. The stated maturity date of the Loan Advance is February 1, 2016. At its option, KiOR may prepay the Loan Advance, in whole or in part, (including all accrued and unpaid interest) at any time. If KiOR prepays the Loan Advance prior to maturity, it will pay the Lenders a prepayment premium, based on a percentage of the Loan Advance being prepaid, equal to 4% if the prepayment occurs prior to January 26, 2013, 3% if the prepayment occurs on or after January 26, 2013, but prior to January 26, 2014, or 2% if the prepayment occurs on or after January 26, 2014, but prior to January 26, 2015, or 1% if the prepayment occurs on or after January 26, 2015, but prior to January 26, 2016. KiOR has also agreed to pay the Lenders an end of term charge equal to the sum of $6,750,000 plus 9% of the aggregate amount of all interest paid-in-kind (instead of cash interest) upon the earlier to occur of the maturity of the Loan Advance, prepayment in full of the Loan Advance, or when the Loan Advance becomes due and payable upon acceleration.

The obligations of KiOR under the Loan and Security Agreement may be accelerated upon the occurrence of an event of default under the Loan and Security Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, cross-defaults, and a change of control default. In addition, KiOR has agreed to consummate the sale, in one or more transactions, of KiOR’s equity securities with gross cash proceeds equal to at least $50,000,000 on or before March 31, 2013, provided that KiOR shall not be required to consummate such transactions so long as KiOR or its subsidiaries maintain cash or liquid funds equal to at least 6 months of its projected operating cash requirements in accounts subject to the Agent’s security interest. KiOR has also agreed that it will not make capital expenditures with respect to the Company’s planned facility in Newton, Mississippi in excess of $25,000,000 unless KiOR has raised at least $100,000,000 from the sale, in one or more transactions, of KiOR’s equity securities (including the proceeds of the equity transactions referred to in the preceding sentence).

In connection with the Loan and Security Agreement, KiOR granted the Lenders a security interest in all or substantially all of KiOR’s tangible and intangible property, including intellectual property, now owned or hereafter acquired, subject to certain exclusions. The Loan and Security Agreement also provides for indemnification of the Agent and Lenders and the Loan and Security Agreement and Warrants (as defined below) contain representations, warranties and certain covenants of the Lenders. The assertions embodied in those representations and warranties were made as of the date of the Loan and Security Agreement for purposes of the Loan and Security Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Loan and Security Agreement. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts.

Pursuant to the Loan and Security Agreement, the Company issued the Lenders warrants (each, a “Warrant”) to purchase an aggregate of 1,161,790 shares of Class A common stock of the Company at an exercise price of $11.62 per share, which was the consolidated closing bid price for the Company’s Class A common stock on January 25, 2012. The Warrants were issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire 7 years from the date of the grant. The number of shares for which each Warrant is exercisable and the associated exercise price is subject to certain anti-dilution adjustments. Each Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis. The Warrants obligate the Company to file a registration statement covering the resale of the Warrants and the shares of Class A common stock issuable upon exercise of the Warrants as soon as it becomes eligible to use Form S-3.

In addition, pursuant to the Loan and Security Agreement, the Company may be obligated to issue each Lender one or more additional warrants to purchase shares of Class A common stock of the Company if it elects payment of paid-in-kind interest on the outstanding principal balance of the Loan Advance for any month (the “PIK Warrants”). Except as described below, the number of shares of Class A common stock of the Company underlying the PIK Warrants (assuming no net issuance) is an amount equal to 18% of the amount of interest paid-in-kind divided by the average closing price for the Company’s Class A common stock over the 5 consecutive trading days ending on, but excluding, the day such interest was due (the “Average Market Price”). Except as described below, the per share price of the PIK Warrants will be such Average Market Price. In connection with the foregoing, the Company intends to seek an interpretive ruling by the NASDAQ Stock Market LLC (“NASDAQ”), with respect to each Lender, that the issuance of PIK Warrants to such Lender with an initial per share exercise price that is below $11.62 per share of Class A common stock (subject to adjustment for stock splits, combinations and the like) (the “Warrant Floor Price”) will not require stockholder approval pursuant to Rule 5635(c) of the NASDAQ Listing Standards (the “NASDAQ Interpretation”). If (i) the Company receives a NASDAQ Interpretation (a “Negative NASDAQ Ruling”) requiring stockholder approval pursuant to Rule 5635(c) of the NASDAQ Listing Standards for issuance of the PIK Warrant to a Lender with an exercise price lower than the Warrant Floor Price and (ii) the Average Market Price is less than the Warrant Floor Price on the date the interest in kind on the outstanding principal balance of the Loan Advance is due and payable for such month, then (x) the initial per share exercise price for such PIK Warrant issued to such Lender shall be equal to the Warrant Floor Price and (y) the number of shares of Class A common stock underlying such PIK Warrant (assuming no net issuance) issued to such Lender shall be increased to a number of shares of Class A Common Stock (determined pursuant to the mutual agreement of the Company and such Lender) that would cause the fair market value of such PIK Warrant to be no less than the fair market value of the PIK Warrant that would have been issued had the Company not received a Negative NASDAQ Ruling. The PIK Warrants will be issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire 7 years from the 18 month anniversary of the closing date of the Loan and Security Agreement. The number of shares for which each PIK Warrant is exercisable and the associated exercise price is subject to certain anti-dilution adjustments. Each PIK Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis. The PIK Warrants obligate the Company to file a registration statement covering the resale of the PIK Warrants and the shares of Class A common stock issuable upon exercise of the PIK Warrants as soon as it becomes eligible to use Form S-3.

The foregoing descriptions of the Loan and Security Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and the Warrants filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On January 27, 2012, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Warrants in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Lenders, including the representations with respect to the Lenders’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Lenders’ investment intent with respect to the Warrants and the underlying shares of Class A common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement dated as of January 26, 2012 among the Company, Kior Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee

10.2	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to 1538731 Alberta Ltd.

10.3	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to 1538716 Alberta Ltd.

10.4	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.1	Press Release titled “KIOR Closes $75 Million Loan” dated January 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date:	January 27, 2012	By:	/s/ CHRISTOPHER A. ARTZER
Christopher A. Artzer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of January 26, 2012 among the Company, Kior Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee

10.2	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to 1538731 Alberta Ltd.

10.3	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to 1538716 Alberta Ltd.

10.4	Warrant Agreement to Purchase Shares of Class A Common Stock dated as of January 26, 2012 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.1	Press Release titled “KIOR Closes $75 Million Loan” dated January 27, 2012